Exhibit 32.2

CERTIFICATION

In connection with the Annual Report on Form 10-K of Fannie Mae (formally, the Federal National Mortgage Association) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Hisey, Executive Vice President and Deputy Chief Financial Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/  David C. Hisey
David C. Hisey
Executive Vice President and
Deputy Chief Financial Officer

Dated: February 24, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.